Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY SECOND QUARTER 2014 EARNINGS

EL DORADO, Arkansas, July 30, 2014 – Murphy Oil Corporation (NYSE: MUR) announced today that net income was $129.4 million ($0.72 per diluted share) in the 2014 second quarter, down from $402.6 million ($2.12 per diluted share) in the second quarter 2013. Income from continuing operations in the 2014 second quarter was $142.7 million ($0.79 per diluted share) compared to $259.9 million ($1.37 per diluted share) earned in the second quarter a year ago.

Adjusted earnings, which exclude both the results of discontinued operations and certain other items that affect comparability of results between periods, in the second quarter of 2014 was $161.7 million ($0.90 per diluted share). This was a decrease of $100.0 million ($0.48 per diluted share) compared to the prior year’s quarter. Adjusted earnings were lower in the 2014 quarter compared to the prior year primarily due to higher exploration expenses, higher extraction costs in Malaysia associated with several new field start ups, lower realized oil and natural gas sales prices for Sarawak production, unfavorable effects in the U.S. from commodity contracts, and higher financing costs. Realized Sarawak oil and gas prices in the current quarter were unfavorably impacted by larger revenue sharing payments required under the production sharing contracts.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for continuing operations totaled $792.3 million in the second quarter 2014, down from $850.7 million in the second quarter of 2013. EBITDA per barrel of oil equivalent sold was $40.20 in the 2014 quarter compared to $44.95 in the 2013 quarter. EBITDA was lower in 2014 mostly due to higher exploration costs, increased revenue sharing in Malaysia and the effects of oil commodity contracts.

Second quarter 2014 highlights were as follows:

•	Set a quarterly production record from continuing operations of over 210,000 barrels of oil equivalent per day (boepd)

•	Produced an Eagle Ford Shale (EFS) quarterly record of 52,814 net boepd up 6% from first quarter 2014 and 33% from second quarter 2013

•	Achieved first production at the Dalmatian project in the Gulf of Mexico (GOM) with both wells performing above expectations

•	Reduced lease operating expenses per barrel of oil equivalent (boe) for global operations by 8% in the first half of 2014 compared to the first half of 2013

•	Added 100 million boe of proved reserves at mid-year and remain on track for reserve replacement in excess of 150% for the fourth straight year

•	Initiated a $125 million share repurchase of Company Common stock approved by our Board of Directors on May 14, 2014, bringing our total stock repurchases since October 2012 to approximately 18 million shares

Roger W. Jenkins, President and Chief Executive Officer, commented, “We continue to make progress on three fronts: profitable production and reserves growth, execution at EFS, and lowering operating expenses. Production growth in the second half of the year is supported by completing all of the Siakap North-Petai well work, full start up of the Dalmatian field, the addition of 97 new EFS wells through mid-year, completion of Syncrude unplanned maintenance, further progress in the start up efforts at the non-operated Kakap-Gumusut field, and the addition of 7 wells through the first half of this year in our Sarawak oil projects. We are pleased with all facets of EFS execution, especially supply cost reductions and well downspacing results. Once again we will more than replace our production in 2014 and our overall operating expenses continue to trend down this year even with the initial start up of several fields.”

Operations Summary

Production

Second quarter production averaged 210,191 boepd. This was approximately 3% below our guidance of 217,000 boepd for the quarter. The shortfall for the quarter was primarily attributed to the global offshore business in Malaysia with lower oil and gas volumes related to a well operational delay on Kikeh, continued unplanned downtime at a third party methanol plant that processes Kikeh associated gas, a rig mobilization delay at a Sarawak oil platform, and various downtime events at shallow- and deep-water facilities.

Based on production levels in the just completed second quarter as well as early in the third quarter, the Company is now revising its projected full year 2014 production to a range of 220,000 to 225,000 barrels of oil per day (bopd). Several factors led to this reduction, including slower than expected recovery at Syncrude following unscheduled maintenance downtime in the second quarter, an unplanned short-term outage at the Kikeh production facility, and revisions for further risking of production through third-party operated facilities. The mid-point of the new range would represent an 8% increase from 2013 production levels.

North America Onshore

In the Eagle Ford Shale, second quarter production, which was comprised of 90% liquids, averaged 52,814 boepd net, up from 49,634 boepd in the prior quarter as we brought 53 new wells on line. We are operating eight drilling rigs and four completion spreads across the play and expect to bring on a total of 200 wells (including non-operated locations) this year. Downspacing across the play continues to deliver expected results and we are testing the further upside potential in the Upper Eagle Ford Shale zone which could yield 600+ additional well locations beyond the 1,500+ locations remaining to be drilled in the Lower Eagle Ford Shale. We are in advanced stages of negotiating two separate pipeline arrangements in our Karnes and Tilden areas of the EFS to transport up to 28,000 bopd net to market. This will reduce our exposure to trucking operations and improve overall reliability while maintaining our price advantage through the segregation of our premium quality crude oil in these dedicated systems.

In the Tupper area in Western Canada, we are moving forward with our plan to “drill to fill” our existing gas plant capacity with three rigs in operation to deliver 20 wells online by year-end. We have completed 7 new wells using our new completion and choke management strategies and we are seeing positive results. We expect this new strategy will yield EUR (Estimated Ultimate Recovery) increases in the play. We are currently processing approximately 60 million cubic feet per day (mmcfd) of third party gas in the Montney.

Global Offshore

In the Gulf of Mexico, we started up both high rate Dalmatian wells this quarter with better than planned results. The two wells, where we hold a 70% working interest, have the capability to deliver a combined rate in excess of 20,000 boepd gross with approximately 50% liquids. A third well is planned to be added to the project in Dalmatian South in Desoto Canyon Block 134 by early 2016. We will also add a fourth development well for Dalmatian at Desoto Canyon Block 4. We are moving forward with our expansion plans at Medusa in Mississippi Canyon where we operate with a 60% working interest. This development consists of drilling two wells later this year with a subsea tieback to the Medusa facility and first production in 2015.

In Malaysia, we were set back in our Kikeh field development plans by a previously reported rig fire earlier this year and a single well operational delay. The operational challenges are now resolved and the well work continues to plan. At Siakap North-Petai, where we hold a 32% working interest, we have completed the final two production wells with the field now flowing at approximately 33,000 bopd gross. Final commissioning of the Kakap-Gumusut main project, where we have a 14% working interest, progressed in the second quarter and we now see this field starting up late in the third quarter. In shallow water offshore Sarawak, we incurred a delay with mobilization of a jack-up rig resulting in a longer than planned platform shut-in at the beginning of the second quarter. This work has been completed and we have since brought three new wells online with above plan rates. We expect to add 9 more wells through the end of this year in our Sarawak oil developments.

Exploration

In the GOM, drilling operations continue on the Titan prospect in Desoto Canyon Block 178 as a small oil accumulation was encountered in the original wellbore in the planned objective and costs have been suspended. We are currently sidetracking the well to test a 130 million barrel gross mean prospect in an adjacent fault block.

In other exploration drilling, the Hon Khoai prospect in Vietnam and the Serai-1 well and associated sidetrack testing the Bawang Putih prospect in Indonesia were plugged and abandoned as dry holes with a total of $16.5 million expensed in the second quarter. The Indonesia wells will carry an expense of approximately $7.9 million in the third quarter.

We expect to spud the Urca prospect in Mississippi Canyon Block 697, where we hold a 50% working interest as operator, in the third quarter. This lower Miocene sub-salt structure has a pre-drill gross mean resource size of 130 million barrels.

We completed 2D and 3D seismic programs in Vietnam and Namibia, respectively, in the second quarter and are currently processing the data. We are advancing our plan to acquire seismic across Block EPP 43 in the Ceduna basin offshore Australia starting in the fourth quarter.

Earnings Conference Call

The public is invited to access the Company’s conference call to discuss second quarter 2014 results on Thursday, July 31 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s Web site at http://ir.murphyoilcorp.com or via the telephone by dialing 1-877-329-7568. The telephone reservation number for the call is 9711325. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through August 4 by calling 1-888-203-1112 and referencing reservation number 9711325. A replay of the conference call will also be available on the Murphy Web site for 30 days after the event and via Thomson StreetEvents for their service subscribers.

Financial Data

Summary financial data and operating statistics for the second quarter of 2014 with comparisons to 2013 are contained in the following tables. Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and a schedule comparing EBITDA between periods are included with these tables as well as guidance for the third quarter.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, including Murphy’s plans to divest its U.K. downstream operations, are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy or its U.K. refining and marketing business, adverse developments in Murphy or its U.K. refining and marketing business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general, or a failure to execute a sale of the U.K. downstream operations on acceptable terms or in the timeframe contemplated. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2013 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see the attached schedules for reconciliations of the differences between non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company’s probable and possible reserves in our filings with the SEC. We use the term “gross mean resources” in this news release. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation’s offices or Web site at http://ir.murphyoilcorp.com.

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MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013*	2014	2013*
Revenues	$1,349,021	1,331,986	2,635,421	2,622,924

Costs and expenses
Lease operating expenses	285,865	251,775	548,120	588,998
Severance and ad valorem taxes	28,893	20,334	55,219	35,397
Exploration expenses	134,812	88,772	273,278	197,265
Selling and general expenses	95,000	86,904	187,026	168,371
Depreciation, depletion and amortization	458,993	381,384	855,242	744,526
Accretion of asset retirement obligations	12,327	11,961	24,392	23,857
Impairment of assets	—	21,587	—	21,587
Interest expense	33,769	29,593	66,655	56,621
Interest capitalized	(5,053)	(14,478)	(13,921)	(27,866)
Other expense	(178)	—	636	—

	1,044,428	877,832	1,996,647	1,808,756

Income from continuing operations before income taxes	304,593	454,154	638,774	814,168
Income tax expense	161,925	194,265	326,820	371,596

Income from continuing operations	142,668	259,889	311,954	442,572
Income (loss) from discontinued operations, net of income taxes	(13,256)	142,755	(27,289)	320,671

Net income	$129,412	402,644	284,665	763,243

Income (loss) per Common share—Basic
Continuing operations	$0.80	1.38	1.73	2.33
Discontinued operations	(0.08)	0.75	(0.15)	1.69

Net income	$0.72	2.13	1.58	4.02

Income (loss) per Common share—Diluted
Continuing operations	$0.79	1.37	1.72	2.32
Discontinued operations	(0.07)	0.75	(0.15)	1.68

Net income	$0.72	2.12	1.57	4.00

Cash dividends per Common share	$0.3125	0.3125	0.625	0.625
Average Common shares outstanding (thousands)
Basic	178,500	189,002	180,004	189,754
Diluted	180,045	189,945	181,328	190,702

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013[1]	2014	2013[1]
Operating Activities
Net income	$129,412	402,644	284,665	763,243
Adjustments to reconcile net income to net cash provided by operating activities
Loss (income) from discontinued operations	13,256	(142,755)	27,289	(320,671)
Depreciation, depletion and amortization	458,993	381,384	855,242	744,526
Impairment of assets	—	21,587	—	21,587
Amortization of deferred major repair costs	1,572	2,425	4,313	4,415
Dry hole costs	39,918	40,294	127,827	81,305
Amortization of undeveloped leases	24,934	16,662	37,764	32,052
Accretion of asset retirement obligations	12,327	11,961	24,392	23,857
Deferred and noncurrent income tax charges (benefits)	(5,045)	47,419	18,122	72,745
Pretax loss from disposition of assets	5,016	266	4,997	224
Net (increase) decrease in operating working capital other than cash and cash equivalents	29,776	(232,761)	48,449	(131,812)
Other—net	19,133	(8,591)	22,106	(22,487)

Net cash provided by continuing operations	729,292	540,535	1,455,166	1,268,984
Net cash provided (used) by discontinued operations	(5,488)	207,348	4,517	400,026

Net cash provided by operating activities	723,804	747,883	1,459,683	1,669,010

Investing Activities
Property additions and dry holes	(844,326)	(888,490)	(1,840,544)	(1,853,902)
Proceeds from sale of assets	3,063	130	3,089	130
Purchases of investment securities[2]	(132,059)	(142,876)	(372,861)	(373,196)
Proceeds from maturity of investment securities[2]	76,690	228,530	320,331	358,915
Investing activities of discontinued operations
Sales proceeds	—	70,653	—	282,202
Property additions and other	(4,226)	(40,539)	(9,092)	(122,807)
Other—net	(9,271)	(408)	(13,007)	1,718

Net cash required by investing activities	(910,129)	(773,000)	(1,912,084)	(1,706,940)

Financing Activities
Borrowings of notes payable	371,000	199,989	850,000	461,978
Purchase of treasury stock	(125,000)	(250,000)	(375,000)	(250,000)
Proceeds from exercise of stock options	—	1,347	—	2,628
Withholding tax on stock-based incentive awards	(465)	(1,629)	(6,784)	(8,966)
Cash dividends paid	(56,053)	(59,704)	(112,126)	(119,376)
Other	(984)	(2,633)	(1,224)	(2,724)

Net cash provided (required) by financing activities	188,498	(112,630)	354,866	83,540

Effect of exchange rate changes on cash and cash equivalents	10,301	(4,932)	8,466	(18,500)

Net increase (decrease) in cash and cash equivalents	12,474	(142,679)	(89,069)	27,110
Cash and cash equivalents at beginning of period	648,612	1,117,105	750,155	947,316

Cash and cash equivalents at end of period	$661,086	974,426	661,086	974,426

[1]	Reclassified to conform to current presentation.
[2]	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED EARNINGS

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$129.4	402.6	284.7	763.2
Discontinued operations (income) loss	13.3	(142.7)	27.3	(320.6)

Income from continuing operations	142.7	259.9	312.0	442.6
Impairments of properties	—	15.9	—	15.9
Mark-to-market loss on crude oil derivative contracts	11.8	—	23.7	—
Foreign exchange (gains) losses	7.2	(16.2)	4.1	(12.2)
Oil Insurance Limited dividend	—	—	(3.3)	—
Expenses associated with spin-off of MUSA	—	2.1	—	2.8

Adjusted earnings	$161.7	261.7	336.5	449.1

Adjusted earnings per diluted share	$0.90	1.38	1.86	2.35

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income to Adjusted earnings. Adjusted earnings excludes certain items that management believes affect the comparability of earnings between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted earnings is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.

Note:	Amounts shown above as reconciling items between Net income and Adjusted earnings are presented net of applicable income taxes.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Income from continuing operations	$142.7	259.9	312.0	442.6
Income tax expense	161.9	194.3	326.8	371.6
Interest expense	33.8	29.6	66.6	56.6
Interest capitalized	(5.1)	(14.5)	(13.9)	(27.9)
Depreciation, depletion and amortization expense	459.0	381.4	855.2	744.5

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$792.3	850.7	1,546.7	1,587.4

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	19,710.2	18,925.3	37,755.5	37,323.7

EBITDA per barrel of oil equivalents sold	$40.20	44.95	40.97	42.53

Non-GAAP Financial Measures

Presented above is a reconciliation of Income from continuing operation to Earnings before interest, taxes, depreciation and amortization (EBITDA). Management believes EBITDA is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended		Three Months Ended
	June 30, 2014		June 30, 2013
	Revenues	Income	Revenues	Income
Exploration and production
United States	$507.3	101.7	444.2	122.9
Canada	262.8	52.9	316.8	51.7
Malaysia	583.0	172.3	554.7	213.5
Other	(0.2)	(126.1)	(0.4)	(97.9)

Total exploration and production	1,352.9	200.8	1,315.3	290.2
Corporate and other	(3.9)	(58.1)	16.7	(30.3)

Revenue/income from continuing operations	1,349.0	142.7	1,332.0	259.9
Discontinued operations, net of tax	—	(13.3)	—	142.7

Total revenues/net income	$1,349.0	129.4	1,332.0	402.6

	Six Months Ended		Six Months Ended
	June 30, 2014		June 30, 2013
	Revenues	Income	Revenues	Income
Exploration and production
United States	$992.8	204.8	853.1	216.7
Canada	560.5	120.5	577.6	65.0
Malaysia	1,075.8	334.6	1,114.7	418.7
Other	(0.2)	(248.5)	68.9	(178.3)

Total exploration and production	2,628.9	411.4	2,614.3	522.1
Corporate and other	6.5	(99.4)	8.6	(79.5)

Revenue/income from continuing operations	2,635.4	312.0	2,622.9	442.6
Discontinued operations, net of tax	—	(27.3)	—	320.6

Total revenues/net income	$2,635.4	284.7	2,622.9	763.2

Note:	Corporate and other above includes unallocated administrative expenses, interest income and net interest expense, the impacts of foreign exchange, and income taxes associated with these income and expense items.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED JUNE 30, 2014 AND 2013

	United	Canada
(Millions of dollars)	States	Conventional	Synthetic	Malaysia	Other	Total
Three Months Ended June 30, 2014
Oil and gas sales and other revenues	$507.3	173.7	89.1	583.0	(0.2)	1,352.9
Lease operating expenses	81.6	39.7	60.8	103.7	—	285.8
Severance and ad valorem taxes	26.5	1.2	1.2	—	—	28.9
Depreciation, depletion and amortization	188.6	62.4	12.3	192.4	1.2	456.9
Accretion of asset retirement obligations	4.3	1.6	2.3	4.2	—	12.4
Exploration expenses
Dry holes	0.7	—	—	—	39.2	39.9
Geological and geophysical	1.3	0.1	—	—	37.9	39.3
Other	2.4	0.2	—	—	28.1	30.7

	4.4	0.3	—	—	105.2	109.9
Undeveloped lease amortization	18.7	5.0	—	—	1.2	24.9

Total exploration expenses	23.1	5.3	—	—	106.4	134.8

Selling and general expenses	24.6	7.2	0.2	5.0	19.0	56.0
Other expenses	0.5	—	—	—	(0.7)	(0.2)

Results of operations before taxes	158.1	56.3	12.3	277.7	(126.1)	378.3
Income tax provisions	56.4	12.5	3.2	105.4	—	177.5

Results of operations (excluding corporate overhead and interest)	$101.7	43.8	9.1	172.3	(126.1)	200.8

Three Months Ended June 30, 2013
Oil and gas sales and other revenues	$444.2	200.1	116.7	554.7	(0.4)	1,315.3
Lease operating expenses	64.9	51.5	57.8	68.9	8.7	251.8
Severance and ad valorem taxes	18.2	0.9	1.2	—	—	20.3
Depreciation, depletion and amortization	137.7	85.9	14.0	139.7	1.4	378.7
Accretion of asset retirement obligations	3.3	1.5	2.5	3.4	1.3	12.0
Impairment of properties	—	21.6	—	—	—	21.6
Exploration expenses
Dry holes	—	(0.1)	—	0.8	39.6	40.3
Geological and geophysical	0.4	(0.7)	—	0.8	19.7	20.2
Other	3.1	0.3	—	—	8.2	11.6

	3.5	(0.5)	—	1.6	67.5	72.1
Undeveloped lease amortization	7.2	5.3	—	—	4.2	16.7

Total exploration expenses	10.7	4.8	—	1.6	71.7	88.8

Selling and general expenses	19.5	4.9	0.2	0.1	14.5	39.2

Results of operations before taxes	189.9	29.0	41.0	341.0	(98.0)	502.9
Income tax provisions (benefits)	67.0	7.6	10.7	127.5	(0.1)	212.7

Results of operations (excluding corporate overhead and interest)	$122.9	21.4	30.3	213.5	(97.9)	290.2

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	United	Canada
(Millions of dollars)	States	Conventional	Synthetic	Malaysia	Other	Total
Six Months Ended June 30, 2014
Oil and gas sales and other revenues	$992.8	353.9	206.6	1,075.8	(0.2)	2,628.9
Lease operating expenses	158.1	80.5	124.5	185.0	—	548.1
Severance and ad valorem taxes	50.4	2.5	2.3	—	—	55.2
Depreciation, depletion and amortization	356.7	130.2	26.4	335.4	2.3	851.0
Accretion of asset retirement obligations	8.4	3.1	4.6	8.3	—	24.4
Exploration expenses
Dry holes	7.5	—	—	—	120.3	127.8
Geological and geophysical	15.8	0.2	—	—	53.4	69.4
Other	4.1	0.5	—	—	33.7	38.3

	27.4	0.7	—	—	207.4	235.5
Undeveloped lease amortization	25.4	9.9	—	—	2.5	37.8

Total exploration expenses	52.8	10.6	—	—	209.9	273.3

Selling and general expenses	47.6	15.1	0.5	8.4	36.1	107.7
Other expenses	0.5	0.1	—	—	—	0.6

Results of operations before taxes	318.3	111.8	48.3	538.7	(248.5)	768.6
Income tax provisions	113.5	27.0	12.6	204.1	—	357.2

Results of operations (excluding corporate overhead and interest)	$204.8	84.8	35.7	334.6	(248.5)	411.4

Six Months Ended June 30, 2013
Oil and gas sales and other revenues	$853.1	355.5	222.1	1,114.7	68.9	2,614.3
Lease operating expenses	142.4	94.0	112.5	155.5	84.6	589.0
Severance and ad valorem taxes	31.1	1.8	2.5	—	—	35.4
Depreciation, depletion and amortization	268.1	167.4	27.7	273.6	2.6	739.4
Accretion of asset retirement obligations	6.6	3.0	5.2	6.7	2.4	23.9
Impairment of properties	—	21.6	—	—	—	21.6
Exploration expenses
Dry holes	0.7	30.4	—	1.2	49.0	81.3
Geological and geophysical	13.1	(0.6)	—	1.1	46.1	59.7
Other	4.6	0.6	—	—	19.0	24.2

	18.4	30.4	—	2.3	114.1	165.2
Undeveloped lease amortization	13.3	10.6	—	—	8.2	32.1

Total exploration expenses	31.7	41.0	—	2.3	122.3	197.3

Selling and general expenses	35.6	11.3	0.4	0.6	28.7	76.6

Results of operations before taxes	337.6	15.4	73.8	676.0	(171.7)	931.1
Income tax provisions	120.9	4.8	19.4	257.3	6.6	409.0

Results of operations (excluding corporate overhead and interest)	$216.7	10.6	54.4	418.7	(178.3)	522.1

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013		2014	2013
United States – Eagle Ford Shale
Lease operating expense	9.79	10.09		10.33	13.28
Severance and ad valorem taxes	5.48	4.99		5.41	4.96
Depreciation, depletion and amortization (DD&A) expense	27.96	30.10		28.44	31.35
United States – Gulf of Mexico and other
Lease operating expense	16.89	18.43		16.83	17.41
Severance and ad valorem taxes	0.05	0.08		0.06	0.07
DD&A expense	26.45	18.79		25.15	21.32
Canada – Conventional operations
Lease operating expense	11.22	11.45		10.92	10.59
Severance and ad valorem taxes	0.36	0.20		0.35	0.20
DD&A expense	17.59	19.09		17.64	18.86
Canada – Synthetic oil operations
Lease operating expense	69.68	48.84		59.16	48.89
Severance and ad valorem taxes	1.33	1.06		1.09	1.10
DD&A expense	14.10	11.88		12.54	12.04
Malaysia
Lease operating expense – Sarawak	9.73	3.84	*	9.80	8.02	*
– Block K	14.88	11.47		15.03	10.86
DD&A expense – Sarawak	19.76	10.69		19.41	10.89
– Block K	25.87	21.44		25.15	21.07
Total Oil and Gas Operations
Lease operating expense	14.50	13.30		14.52	15.78
Severance and ad valorem taxes	1.47	1.07		1.46	0.95
DD&A expense	23.18	20.01		22.54	19.81

*	2013 affected by favorable adjustment associated with finalization of gas liquids processing fees retroactive to the beginning of this production.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2013)

(Millions of dollars)

	June 30,	Dec. 31,
	2014	2013
Total current assets	$3,134.9	3,508.6
Total current liabilities	2,850.5	3,224.0
Total assets	17,873.9	17,509.5
Long-term debt	3,786.5	2,936.6
Stockholders’ equity	8,398.9	8,595.7

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Capital expenditures—continuing operations
Exploration and production
United States	$555.2	487.0	1,096.3	999.9
Canada	97.6	98.6	176.8	239.6
Malaysia	211.2	347.0	366.4	570.0
Other	102.6	61.9	213.6	151.0

	966.6	994.5	1,853.1	1,960.5

Corporate	2.5	2.8	3.2	6.6

Total capital expenditures—continuing operations	969.1	997.3	1,856.3	1,967.1

Charged to exploration expenses*
United States	4.4	3.5	27.4	18.4
Canada	0.3	(0.5)	0.7	30.4
Malaysia	—	1.6	—	2.3
Other	105.2	67.5	207.4	114.1

Total charged to exploration expenses	109.9	72.1	235.5	165.2

Total capitalized—continuing operations	$859.2	925.2	1,620.8	1,801.9

*Excludes amortization of undeveloped leases of	$24.9	16.7	37.8	32.1

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net crude oil and condensate produced – barrels per day	130,750	131,758	131,159	128,910
Continuing operations	130,750	130,791	131,159	127,604
United States – Eagle Ford Shale	42,382	34,261	41,573	29,710
– Gulf of Mexico and other	11,561	10,631	11,605	12,658
Canada – light	48	162	38	195
– heavy	7,533	10,920	7,763	9,726
– offshore	7,991	9,641	8,416	9,443
– synthetic	9,576	13,000	11,624	12,710
Malaysia – Sarawak	17,876	6,674	18,528	5,983
– Block K	33,783	44,268	31,612	45,855
Republic of the Congo	—	1,234	—	1,324
Discontinued operations – United Kingdom	—	967	—	1,306
Net crude oil and condensate sold – barrels per day	137,852	133,897	132,639	132,538
Continuing operations	137,852	132,942	132,639	131,285
United States – Eagle Ford Shale	42,382	34,261	41,573	29,710
– Gulf of Mexico and other	11,561	10,631	11,605	12,658
Canada – light	48	162	38	195
– heavy	7,533	10,920	7,763	9,726
– offshore	8,887	10,145	9,374	9,050
– synthetic	9,576	13,000	11,624	12,710
Malaysia – Sarawak	19,617	6,517	20,081	6,644
– Block K	38,248	47,306	30,581	47,190
Republic of the Congo	—	—	—	3,402
Discontinued operations – United Kingdom	—	955	—	1,253
Net natural gas liquids produced – barrels per day[1]	8,583	3,759	7,389	2,316
United States – Eagle Ford Shale	5,383	2,099	4,844	1,173
– Gulf of Mexico and other	2,399	1,033	1,747	524
Canada	24	—	23	—
Malaysia – Sarawak	777	627	775	619
Net natural gas liquids sold – barrels per day[1]	7,886	3,209	7,174	1,770
United States – Eagle Ford Shale	5,383	2,099	4,844	1,173
– Gulf of Mexico and other	2,399	1,033	1,747	524
Canada	24	—	23	—
Malaysia – Sarawak	80	77	560	73
Net natural gas sold – thousands of cubic feet per day	425,148	431,302	412,686	440,562
Continuing operations	425,148	430,913	412,686	438,919
United States – Eagle Ford Shale	30,295	19,906	28,895	20,535
– Gulf of Mexico and other	51,311	31,871	42,543	35,074
Canada	134,828	169,166	141,360	180,420
Malaysia – Sarawak	161,343	167,447	161,501	158,316
– Block K	47,371	42,523	38,387	44,574
Discontinued operations – United Kingdom	—	389	—	1,643
Total net hydrocarbons produced – equivalent barrels per day[2]	210,191	207,401	207,329	204,653
Total net hydrocarbons sold – equivalent barrels per day[2]	216,596	208,990	208,594	207,735

[1]	U.S. and Canada NGLs were included in the wet natural gas stream during early 2013.
[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	95.88	101.38	96.65	103.07
– Gulf of Mexico and other	101.88	103.92	101.06	106.55
Canada[1] – light	97.69	85.92	96.31	83.64
– heavy	61.34	49.90	56.21	39.87
– offshore	109.42	102.47	108.42	106.39
– synthetic	102.77	98.64	98.42	96.53
Malaysia – Sarawak[2]	88.17	94.23	95.32	98.45
– Block K2	91.61	89.97	97.16	91.35
Republic of the Congo[2]	—	—	—	112.89
Discontinued operations – United Kingdom	—	101.40	—	108.58
Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	27.70	27.06	30.36	27.06
– Gulf of Mexico and other	32.69	31.69	34.67	31.69
Canada[1]	96.63	—	82.65	—
Malaysia – Sarawak[2]	78.46	101.84	86.60	104.10
Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	4.30	4.18	4.43	3.92
– Gulf of Mexico and other	4.46	4.52	4.68	3.89
Canada[1]	3.80	3.40	3.83	3.19
Malaysia – Sarawak[2]	5.32	6.98	5.87	7.03
– Block K	0.23	0.24	0.24	0.24
Discontinued operations – United Kingdom	—	12.47	—	12.32

[1]	U.S. dollar equivalent.
[2]	Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Refining and Marketing – Discontinued Operations
U.K. refining and marketing – operating unit margin per barrel of petroleum products sold	$(1.72)	(0.27)	(1.15)	(0.16)
U.K. petroleum products sold – barrels per day	72,217	137,517	99,783	127,950
Gasoline	25,090	49,103	35,449	46,819
Kerosine	6,732	15,370	12,409	15,238
Diesel and home heating oils	27,612	51,103	34,817	46,592
Residuals	7,227	16,869	8,723	14,795
LPG and other	5,556	5,072	8,385	4,506
U.K. refinery inputs – barrels per day	52,321	133,220	85,752	124,542
Milford Haven, Wales – crude oil	50,279	130,324	82,741	121,417
– other feedstocks	2,042	2,896	3,011	3,125
U.K. refinery yields – barrels per day	52,321	133,220	85,752	124,542
Gasoline	22,381	47,292	31,931	43,875
Kerosine	7,201	17,058	11,985	16,266
Diesel and home heating oils	18,427	48,626	28,239	44,637
Residuals	4,837	15,309	8,040	13,731
LPG and other	(2,761)	1,757	3,137	2,952
Fuel and loss	2,236	3,178	2,420	3,081

MURPHY OIL CORPORATION

THIRD QUARTER 2014 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	54,500		36,000
– Gulf of Mexico	17,000		58,500
Canada – Seal heavy	7,000		4,000
– Montney	—		141,000
– Offshore	8,500		—
– Synthetic	13,500		—
Malaysia – Block K	33,500		17,000
– Sarawak	21,500		160,500
Total net production (BOEPD)		225,000
Total net sales (BOEPD)		218,000
Expected realized oil prices:
Malaysia – Block K	$89.96
– Sarawak	$84.13
Exploration expense range ($ millions)	$65 - $125

FULL YEAR 2014 GUIDANCE

Total production (BOEPD)	220,000 to 225,000